As filed with the Securities and Exchange Commission on May 11, 2007.
Registration No. 333-141474
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to
Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUAINT OAK BANCORP, INC.
(Name of small business issuer in its charter)

Pennsylvania	6036	35-2293957
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

607 Lakeside Drive Southampton, Pennsylvania 18966 (215) 364-4059
(Address and telephone number of principal executive offices) (Address of principal place of business or intended principal place of business)

Robert T. Strong President and Chief Executive Officer 607 Lakeside Drive Southampton, Pennsylvania 18966 (215) 364-4059
(Name, address and telephone number of agent for service)
With copies to:
Raymond A. Tiernan, Esq. Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 12th Floor Washington, DC 20006 (202) 347-0300	V. Gerard Comizio, Esq. Thacher Proffitt & Wood LLP 1700 Pennsylvania Avenue, NW, Suite 800 Washington, DC 20005 (202) 347-8400

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  ____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,388,625(1)	$10.00	$13,886,250	$426.31
_________________
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Registration fee of $426.31 previously paid with initial registration statement on March 21, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

        The exhibits filed as a part of this Registration Statement are as follows (Filed herewith unless otherwise noted):

No.	Description
1.1	Engagement Letter, entered into March 2, 2007, between Quaint Oak Savings Bank and Ryan Beck & Co., Inc. (1)
1.2	Form of Agency Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Savings Bank and Ryan Beck & Co., Inc. (1)
2.1	Plan of Conversion of Quaint Oak Savings Bank (1)
3.1	Articles of Incorporation of Quaint Oak Bancorp, Inc. (1)
3.2	Bylaws of Quaint Oak Bancorp, Inc. (1)
4.1	Form of Stock Certificate of Quaint Oak Bancorp, Inc. (1)
5.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities to be registered (1)
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. Regarding federal tax matters (1)
8.2	Opinion of Beard Miller Company LLP regarding state tax matters (1)
8.3	Letter from RP Financial, LC. regarding subscription rights (1)
10.1	Employment Agreement by and between Robert T. Strong and Quaint Oak Savings Bank (1)
10.2	Service Agreement by and between Quaint Oak Savings Bank and George M. Ager, Jr. (1)
10.3	Service Agreement by and between Quaint Oak Savings Bank and John J. Augustine (1)
10.4	Service Agreement by and between Quaint Oak Savings Bank and Kenneth R. Gant (1)
10.5	Service Agreement by and between Quaint Oak Savings Bank and Robert J. Phillips (1)
10.6	Service Agreement by and between Quaint Oak Savings Bank and Marsh B. Spink (1)
23.1	Consent of Elias, Matz, Tiernan & Herrick LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement) (1)
23.2	Consent of Beard Miller Company LLP (1)
23.3	Consent of RP Financial, LC. (1)
24.1	Powers of Attorney (1)
99.1	Appraisal Report of RP Financial, LC. (1)(2)
99.2	Subscription Order Form and Instructions (1)
99.3	Additional Solicitation Material to be used in connection with the offering (1)
99.4	Form of Proxy Statement and Proxy Card for depositors of Quaint Oak Savings Bank (1)
99.5	Consent of James J. Clarke, Ph.D.
_____________________
(1)	Previously filed.
(2)	Excludes certain tabular and statistical information pursuant to a hardship exemption request made under Rule 202 of Regulation S-T.

II-2

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Southampton, Commonwealth of Pennsylvania, on May 11, 2007.

QUAINT OAK BANCORP, INC

By:	/s/ Robert T. Strong
Robert T. Strong President and Chief Executive Officer (Duly Authorized Representative)

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert T. Strong
Robert T. Strong	President and Chief Executive Officer	May 11, 2007

/s/ Diane J. Colyer
Diane J. Colyer	Operations Officer (principal financial and accounting officer)	May 11, 2007

/s/ Robert J. Phillips
Robert J. Phillips	Chairman	May 11, 2007

/s/ George M. Ager, Jr.*
George M. Ager, Jr.	Director	May 11, 2007

/s/ John J. Augustine*
John J. Augustine	Director	May 11, 2007

/s/ Andrew E. DiPiero, Jr.*
Andrew E. DiPiero, Jr.	Director	May 11, 2007

/s/ Kenneth R. Gant*
Kenneth R. Gant	Director	May 11, 2007

/s/ Marsh B. Spink *
Marsh B. Spink	Director	May 11, 2007
____________________
*	By Robert T. Strong, attorney-in-fact.